Exhibit 5.1

[Letterhead of Sullivan & Cromwell LLP]

June 18, 2014

Voya Financial, Inc.,

230 Park Avenue,

New York, New York 10169.

Ladies and Gentlemen:

We are acting as counsel to Voya Financial, Inc., a Delaware corporation (the “Company”), in connection with the filing today by the Company of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Act”). The Registration Statement registers the following securities (collectively, the “Securities”):

•	senior debt securities of the Company (the “Senior Debt Securities”) and subordinated debt securities of the Company (the “Subordinated Debt Securities”, and together with the Senior Debt Securities, the “Debt Securities”);

•	guarantees of the Senior Debt Securities (the “Senior Debt Guarantees”) and guarantees of the Subordinated Debt Securities (the “Subordinated Debt Guarantees”, and together with the Senior Debt Guarantees, the “Guarantees”) by Lion Connecticut Holdings Inc., a Connecticut corporation (the “Guarantor”);

•	shares of common stock, par value $0.01 per share, of the Company (the “Shares”), including those initially issuable upon conversion or exercise or exchange of any Securities that are convertible into or exercisable for Shares and those to be sold by ING Groep N.V. (the “ING Group Shares”);

•	shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Shares”);

•	units of the Company; and

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•	warrants of the Company, including those issued to ING Groep N.V. on May 7, 2013 (“ING Group Warrants”).

In connection with the filing of the Registration Statement, we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination, it is our opinion that:

(1) Debt Securities and Guarantees. Each of (i) the indenture relating to the Senior Debt Securities, which is dated as of July 13, 2012 and (ii) the indenture relating to the Subordinated Debt Securities, which is dated as of May 16, 2013, has been duly authorized, executed and delivered by the Company and, to the extent such execution and delivery are governed by the laws of the State of New York, executed and delivered by the Guarantor. When the Registration Statement has become effective under the Act, when the terms of the Debt Securities to be issued under either of the two indentures described above and of their issuance and sale have been duly established in conformity with the applicable indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and when the Debt Securities have been duly executed and authenticated in accordance with the applicable indenture and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors or a duly authorized committee thereof, the Debt Securities will constitute valid and legally binding obligations of the Company and the Guarantor, as applicable, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Debt Securities covered by the opinion in this paragraph include any Debt Securities that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities.

(2) Common Stock. When the Registration Statement has become effective under the Act, when the terms of the sale of the Shares have been duly established in conformity with the Company’s Amended and Restated Certificate of Incorporation, and when the Shares have been duly issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors or a duly authorized committee thereof, and so as not to

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violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Shares will be validly issued, fully paid and nonassessable. The Shares covered by the opinion in this paragraph include any Shares that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities.

When the Registration Statement has become effective under the Act and when the ING Group Shares have been sold as contemplated by the Registration Statement, the ING Group Shares will be validly issued, fully paid and nonassessable.

(3) Preferred Stock. When the Registration Statement has become effective under the Act, when the terms of the Preferred Shares and of their issuance and sale have been duly established in conformity with the Company’s Amended and Restated Certificate of Incorporation, when an appropriate certificate of designations with respect to the Preferred Shares has been duly filed with the Secretary of State of the State of Delaware, and when the Preferred Shares have been sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Preferred Shares will be validly issued, fully paid and nonassessable. The Preferred Shares covered by the opinion in this paragraph include any Preferred Shares that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities.

(4) Units. When the Registration Statement has become effective under the Act, when the terms of the unit agreements under which the units are to be issued have been duly established and the unit agreements have been duly executed and delivered, when the terms of such units and of their issuance and sale have been duly established in conformity with the applicable unit agreements and when such units have been duly executed and authenticated in accordance with the applicable unit agreements and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or

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instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such units will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The units covered by the opinion in this paragraph include any units that may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

(5) Warrants. When the Registration Statement has become effective under the Act, when the terms of the agreements or other instruments under which the warrants are to be issued have been duly established and the agreements or other instruments have been duly executed and delivered, when the terms of such warrants and of their issuance and sale have been duly established in conformity with the applicable agreement or other instrument and when such warrants have been duly executed and authenticated in accordance with the applicable agreement or other instrument and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The warrants covered by the opinion in this paragraph include any warrants of the Company that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities.

The warrant agreement relating to the ING Group Warrants, which is dated as of May 7, 2013, has been duly authorized, executed and delivered by the Company. When the Registration Statement has become effective under the Act and when the ING Group Warrants have been sold as contemplated by the Registration Statement, ING Group Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of

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Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. In rendering the foregoing opinion we have, with your approval, assumed that (i) the Guarantor has been duly incorporated and is validly existing under the laws of the State of Connecticut, (ii) each of the indentures described in paragraph (1) above has been duly authorized, executed and delivered by the Guarantor insofar as the laws of the State of Connecticut are concerned and (iii) the Guarantees have been duly authorized by the Guarantor insofar as the laws of the State of Connecticut are concerned. We note that with respect to all matters of Connecticut law, we have relied upon the opinion, dated the date hereof, of Day Pitney LLP, which is also filed as an exhibit to the Registration Statement, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Day Pitney LLP.

We have relied as to certain factual matters on information obtained from public officials, officers of the Company, the Guarantor and other sources believed by us to be responsible, and we have assumed that each of the indentures described in paragraph (1) above has been duly authorized, executed and delivered by the Trustee thereunder.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of the Securities” in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ SULLIVAN & CROMWELL LLP